Exhibit 99.3

NIGHTCULTURE, INC.
STEREO LIVE, LLC
Pro Forma Financial Statements

The following proforma balance sheet and income statement reflect the combination of NightCulture, Inc. and Stereo Live, LLC for the years ended December 31, 2011 and 2010. These financial statements are a combination of the separate financial statements of both entities; however they represent the combination of individual statements of each company as if they were combined during the periods stated when in fact they were separate operating entities.

NIGHTCULTURE, INC.
CONSOLIDATED PROFORMA BALANCE SHEETS
For Periods Ended

	March 31,	December 31.	December 31,
	2012	2011	2010
ASSETS
Current assets:
Cash	$6,540	$13,105	$--
Inventory	11,387	11,387	--
Total current assets	17,927	24,492	--

Fixed assets net of depreciation of$ 22,823, $19,322 and $12,075	8,944	9,713	3,925
Other asset net of amortization of $8,622, $21,064 and $3,832, respectively	53,878	56,511	67,043
Total assets	$80,749	$90,716	$70,968

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Bank overdraft	--	--	1,458
Accounts payable and accrued liabilities	163,823	131,791	193,135
Accrued interest	427,578	458,239	340,789
Advances – related parties	23,000	22,500	43,525
Legal liability	--	15,000	--
Taxes	6,246	3,537	1,429
Notes payable	694,349	694,349	694,349
Total current liabilities	1,698,739	1,325,326	1,274,685

Long term liabilities:
Convertible debentures	--	480,818	--
Total liabilities	1,698,739	1,806,144	1,274,685

Shareholders’ deficit:
Preferred stock, par value of $.001; 10,000,000 shares authorized
0 issued and outstanding		--	--
Common stock; par value of $0.001; 100,000,000 shares authorized
49,322,321, 46,453,152 and 806,644 issued and outstanding, respectively	49,322	46,453	806
Additional paid in capital	7,468.580	6,942,613	6,988,260
Accumulative deficit	(9,135,892)	(8,704,494)	(8,192,783)
Total shareholders' deficit	(1,617,990)	(1,715,428)	(1,219,358)
Total liabilities and shareholders' equity (deficit)	$80,749	$90,716	$70,968

NIGHTCULTURE, INC.
CONSOLIDATED PROFORMA STATEMENTS OF OPERATIONS
FOR THE PERIODS ENDED

	Three Months Ended March 31,		Years Ended December 31,
	2012	2011	2011	2010
Revenue	$553,052	$345,573	$1,308,339	$787,080
Direct costs	149,330	123,419	630,551	272,148
Gross profit	403,722	222,154	677,788	514,932

Operating expenses:
Depreciation and amortization	3,801	958	17,612	18,443
General and administrative expenses	428,622	140,640	1,086,398	664,193
Income (loss) from operations	(28,701)	80,556	(426,222	(167,704)

Other income (expense):
Gain on debt forgiveness	--	--	55,500	--
Interest expense	(18,954)	(17,918)	(118,489)	(70,103)
Settlement on pending suit	--	--	(20,000)	--
Loss on equipment write down	--	--	(2,500)	--
Loss (gain) on change in fair value	(383,743)	--	--	--
Total other income (expenses)	(402,697)	(17,918)	(85,489)	(70,103)

Net income (loss)	$(431,398)	$62,638	$(511,711)	$(237,807)

NIGHTCULTURE, INC.
NOTES TO CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

NOTE 1: BUSINESS AND COMBINATION

On May 21, 2012, NightCulture, Inc. (the “Company”) entered into a Contribution Agreement with Michael Long and Surain Adyanthaya the owners of Stereo Live, LLC, a Texas limited liability company

The owners contributed to the Company 100% ownership interest in Stereo Live in exchange for the issuance by the Company of one share of stock to each of the Owners and the agreement of the Company to indemnify the Owners against any obligations of Stereo Live that may have been guaranteed by the Owners.  Stereo Live is the owner/operator of a live music venue located at 6400 Richmond Avenue, Houston, Texas.

NOTE 2: PRESENTATION

The proforma balance sheet and income statement reflect the combination of NightCulture, Inc. and Stereo Live for the years ended December 31, 2011 and 2010 and the quarters ended March 31, 2012 and 2011

NOTE 3: RELATED PARTIES

The Owners are principal shareholders of the Company and Mr. Long serves as a director and President of the Company.  At the time of the acquisition, Stereo Live was indebted to the Company in the amount of $151,500.